Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies that this Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Bank of the James Financial Group, Inc.

BANK OF THE JAMES FINANCIAL GROUP, INC.

Date: August 12, 2026	By /S/ Robert R. Chapman III
Robert R. Chapman III, President
(Principal Executive Officer)

Date: August 12, 2026	By /S/ Eric J. Sorenson, Jr.
Eric J. Sorenson, Jr, Secretary and Treasurer
(Principal Financial Officer and Principal Accounting Officer)